UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On September 27, 2012, HII Technologies, Inc. (the “Company”) consummated the acquisition of all of the outstanding membership interests of Apache Energy Services LLC, a Nevada limited liability company  (“AES”) pursuant to the terms of a Securities Purchase Agreement dated September 26, 2012 by and among the Company, AES and the members of AES. The purchase price consisted of: (a)  Cash in the amount of $290,000, of which $250,000 was paid on the closing date and the remaining $40,000 is payable (subject to a purchase price adjustment) in six equal installments, with the first installment payable on the first day of each month beginning the third month following the month in which the Closing occurs and each month thereafter until paid in full; (b) $1,300,000 in 5% subordinated secured promissory notes (the  “Notes”), and (c) 6,500,000 shares (the “Shares”) of the registrant’s common stock.

The following unaudited pro forma condensed combined financial statements of the Company have been prepared to indicate how the financial statements of the Company might have looked in the acquisition of AES had occurred as of the period ended June 30, 2012.

The pro forma condensed combined financial statements have been prepared using the unaudited historical financial statements of the Company and AES for the period ended June 30, 2012.

The pro forma condensed combined financial statements should be read in conjunction with a reading of the historical financial statements of the Company and AES.  The pro forma condensed combined financial statements are presented for illustrative purposes only and are not intended to be indicative of financial condition or results of operations that may be reported in the future.

HII TECHNOLOGIES, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of June 30, 2012
(unaudited)
					Pro Forma
			Pro Forma		Condensed
	HII	AES	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$ 36,228	$ 123,947	$ (3,701)	[1,2,4]	$ 156,474
Accounts receivable	-	455,978	-		455,978
Current portion of note receivable	10,446	-	-		10,446
Prepaid expense and other current assets	44,027	3,242	-		47,269

Total current assets	90,701	583,167	(3,701)		670,167

Property and equipment	-	102,408	-		102,408
Note receivable, net of current portion	9,554	-	-		9,554
Goodwill	-	-	1,840,092	[2]	1,840,092
Total assets	$ 100,255	$ 685,575	$ 1,836,391		$ 2,622,221

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$ 42,157	$ 49,736	$ -		$ 91,893
Accrued expenses and other liabilities	70,915	55,563	264,167	[2]	390,645
Current portion of notes payable - related parties, net of discount of $17,510	-	-	357,490	[2,4]	357,490
Current portion of notes payable - secured, net of discount of $87,549	-	-	162,451	[4]	162,451
Current portion of notes payable - vehicles	-	10,084	(10,084)	[1]	-
Total current liabilities	113,072	115,383	774,024		1,002,479

Long term liabilities:
Notes payable - related parties, net of current portion	-	-	975,000	[2]	975,000
Notes payable - vehicle, net of current portion	-	43,617	(43,617)	[1]	-
Total liabilities	113,072	159,000	1,705,407		1,977,479

Commitments and contingencies	-	-	-		-

Stockholders' equity (deficit)
Preferred stock, $.001 par value, 10,000,000 shares authorized,
no shares issued or outstanding	-	-	-		-
Common stock, $.001 par value, 250,000,000 shares authorized,
35,405,183 and 40,320,183 shares issued and outstanding	35,405	-	6,500	[2]	41,905
Members' capital	-	6,350	(6,350)	[3]	-
Additional paid-in-capital	26,133,380	-	651,059	[2,4]	26,784,439
Retained Earnings (accumulated deficit)	(26,181,602)	520,225	(520,225)	[3]	(26,181,602)
Total stockholders'/members' equity (deficit)	(12,817)	526,575	130,984		644,742
Total liabilities and stockholders'/members' equity (deficit)	$ 100,255	$ 685,575	$ 1,836,391		$ 2,622,221
See accompanying notes to the unaudited pro forma condensed combined financial statements

HII TECHNOLOGIES, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the six months ended June 30, 2012
(unaudited)
				Pro Forma
			Pro Forma	Condensed
	HII	AES	Adjustments	Combined

REVENUES	$ -	$ 986,108	$ -	$ 986,108

COST OF REVENUES	-	443,315	-	443,315

GROSS PROFIT	-	542,793	-	542,793

OPERATING EXPENSES:
Selling, general and administrative	192,632	20,546	-	213,178
Professional fees	-	1,200	-	1,200
Bad debt expense (recovery)	14,000	-	-	14,000

Total operating expenses	206,632	21,746	-	228,378

INCOME (LOSS) FROM CONTINUING OPERATIONS	(206,632)	521,047	-	314,415

OTHER INCOME (EXPENSE)
Gain (loss) on liability settlement	51,460	-	-	51,460
Interest expense	-	(822)	-	(822)

NET INCOME (LOSS)	$ (155,172)	$ 520,225	$ -	$ 365,053

See accompanying notes to the unaudited pro forma condensed combined financial statements

NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(unaudited)

Overview

The pro forma data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred if the acquisition of AES had been consummated at the beginning of  the period. The pro forma adjustments reflect only those adjustments which are factually determinable and do not include the impact of contingencies, if any, which will not be known until the contingency is resolved. The pro forma data presented reflect the preliminary purchase consideration and preliminary purchase price allocation and do not necessarily represent the final purchase price allocation.

Basis of Presentation

The unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2012, included the unaudited historical results of operations for HII Technologies, Inc. ("HII") and  Apache Energy Services, LLC. ("AES") for the six months ended June 30, 2012, adjusted for the pro forma effects of HII’s acquisition of AES assuming the acquisition occurred on June 30, 2012.

The unaudited Pro Forma Condensed Combined Balance Sheet at June 30, 2012, included the unaudited position of HII and AES as of June 30, 2012, assuming HII’s acquisition of AES occurred on June 30, 2012, adjusted for the pro forma effects of the acquisition.

Acquisition of AES

On September 27, 2012, we closed the acquisition of all of the outstanding membership interests of AES pursuant to the terms of a Securities Purchase Agreement dated September 26, 2012, by and among the HII Technologies, Inc. (“Company”),Apache Energy Services LLC (“AES”) and the members of AES (the “Purchase Agreement”). AES is a water transfer services company.  The purchase price consisted of: (a) cash in the amount of $290,000, of which $250,000 was paid on the closing date and the remaining $40,000 is payable (subject to a purchase price adjustment) in six equal installments, with the first installment payable on the first day of each month beginning the third month following the month in which the closing occurred and each month thereafter until paid in full; (b) $1,300,000 in 5% subordinated secured promissory notes (see Note 3), and (c) 6,500,000 common shares., which shares vest pursuant to restricted stock agreements.

The acquisition of AES has been accounted for as a business combination whereby the purchase price was allocated to tangible and intangible assets acquired and liabilities assumed based on their fair values as of the acquisition date.

A summary of the pro forma purchase price allocation as of June 30, 2012 is as follows:

Purchase Price
Cash at closing	$ 250,000
Working Capital Adjustment Cash Due	264,167
Notes	1,300,000
Stock	552,500
Total Purchase Price	$ 2,366,667

Purchase Price Allocation
Cash	$ 70,246
Accounts receivable	455,978
Prepaids	3,242
Net Assets	102,408
Accounts payable	(49,736)
Sales Tax Payable	(55,563)
Goodwill	1,840,092
Total Purchase Price	$ 2,366,667

Pro Forma Adjustments

1.  To record the full payment of the balance of the truck financing note as required under the terms of the Purchase Agreement.

2.  To record HII’s purchase price consideration pro forma purchase accounting adjustments as shown above.

3.  To remove Members’ equity prior to acquisition.

4.  To record HII's issuance of $300,000 in notes with warrants to support the cash portion of the purchase price.